Exhibit 21.1

ATLANTIC BANCGROUP, INC. AND SUBSIDIARIES

Form 10-K

For Fiscal Year Ended December 31, 2009

Subsidiaries of Registrant

Oceanside Bank, incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250

S. Pt. Properties, Inc., incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250

Parman Place, Inc., incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250

East Arlington, Inc., incorporated under the laws of the State of Florida
1315 South Third Street, Jacksonville Beach, Florida  32250